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                                                                   EXHIBIT 3.123

                                     BYLAWS
                                       OF
                                    PDE CORP.

                                   ARTICLE I.
                             OFFICES, CORPORATE SEAL

          Section 1.01. REGISTERED OFFICE. The registered office of the corporation in Minnesota shall be that set forth in the Articles of Incorporation or in the most recent amendment of the Articles of Incorporation or resolution of the directors filed with the Secretary of State of Minnesota changing the registered office.

          Section 1.02. OTHER OFFICES. The corporation may have such other offices, within or without the State of Minnesota, as the directors shall, from time to time, determine.

          Section 1.03.  CORPORATE SEAL. The corporation shall have no seal.

                                   ARTICLE II.
                            MEETINGS OF SHAREHOLDERS

          Section 2.01. PLACE AND TIME OF MEETINGS. Except as provided otherwise by Minnesota Statutes Chapter 302A, meetings of the shareholders may be held at any place, within or without the State of Minnesota, as may from time to time be designated by the directors and, in the absence of such designation, shall be held at the registered office of the corporation in the State of Minnesota. The directors shall designate the time of day for each meeting and, in the absence of such designation, every meeting of shareholders shall be held at ten o'clock a.m.

          Section 2.02.  REGULAR MEETINGS.

          (a) A regular meeting of the shareholders shall be held on such date as the Board of Directors shall by resolution establish.

          (b) At a regular meeting the shareholders, voting as provided in the Articles of Incorporation and these Bylaws, shall designate the number of directors to constitute the Board of Directors (subject to the authority of the Board of Directors thereafter to increase or decrease the number of directors as permitted by law), shall elect qualified successors for directors who serve for an indefinite term or whose terms have expired or are due to expire within six months after the date of the meeting and shall transact such other business as may properly come before them.

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          Section 2.03.  SPECIAL MEETINGS. Special meetings of the shareholders may be held at any time and for any purpose and may be called by the President, Treasurer, any two or more directors, or by one or more shareholders holding 10% or more of the shares entitled to vote on the matters to be presented to the meeting.

          Section 2.04. QUORUM, ADJOURNED MEETINGS. The holders of a majority of the shares entitled to vote shall constitute a quorum for the transaction of business at any regular or special meeting. In case a quorum shall not be present at a meeting, those present may adjourn the meeting to such day as they shall, by majority vote, agree upon, and a notice of such adjournment and the date and time at which such meeting shall be reconvened shall be mailed to each shareholder entitled to vote at least 5 days before such reconvened meeting. If a quorum is present, a meeting may be adjourned from time to time without notice other than announcement at the meeting. At adjourned meetings at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. If a quorum is present, the shareholders may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

          Section 2.05. VOTING. At each meeting of the shareholders every shareholder having the right to vote shall be entitled to vote either in person or by proxy. Each shareholder, unless the Articles of Incorporation or statute provide otherwise, shall have one vote for each share having voting power registered in such shareholder's name on the books of the corporation. Jointly owned shares may be voted by any joint owner unless the corporation receives written notice from any one of them denying the authority of that person to vote those shares. Upon the demand of any shareholder, the vote upon any question before the meeting shall be by ballot. All questions shall be decided by a majority vote of the number of shares entitled to vote and represented at the meeting at the time of the vote except if otherwise required by statute, the Articles of Incorporation, or these Bylaws.

          Section 2.06. CLOSING OF BOOKS. The Board of Directors may fix a time, not exceeding 60 days preceding the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of, and to vote at, such meeting, notwithstanding any transfer of shares on the books of the corporation after any record date so fixed. The Board of Directors may close the books of the corporation against the transfer of shares during the whole or any part of such period. If the Board of Directors fails to fix a record date for determination of the shareholders entitled to notice of, and to vote at, any meeting of shareholders, the record date shall be the 20th day preceding the date of such meeting.

          Section 2.07. NOTICE OF MEETINGS. There shall be mailed to each shareholder, shown by the books of the corporation to be a holder of

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record of voting shares, at his address as shown by the books of the corporation, a notice setting out the time and place of each regular meeting and each special meeting, except where the meeting is an adjourned meeting and the date, time and place of the meeting were announced at the time of adjournment, which notice shall be mailed at least five days prior thereto; except that notice of a meeting at which an agreement of merger or exchange is to be considered shall be mailed to all shareholders of record, whether entitled to vote or not, at least fourteen days prior thereto. Every notice of any special meeting called pursuant to Section 2.03 hereof shall state the purpose or purposes for which the meeting has been called, and the business transacted at all special meetings shall be confined to the purpose stated in the notice.

          Section 2.08. WAIVER OF NOTICE. Notice of any regular or special meeting may be waived by any shareholder either before, at or after such meeting orally or in writing signed by such shareholder or a representative entitled to vote the shares of such shareholder. A shareholder, by his attendance at any meeting of shareholders, shall be deemed to have waived notice of such meeting, except where the shareholder objects at the beginning of the meeting to the transaction of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

          Section 2.09. WRITTEN ACTION. Any action which might be taken at a meeting of the shareholders may be taken without a meeting if done in writing and signed by all of the shareholders entitled to vote on that action.

                                  ARTICLE III.
                                    DIRECTORS

          Section 3.01. GENERAL POWERS. The business and affairs of the corporation shall be managed by or under the authority of the Board of Directors, except as otherwise permitted by statute.

          Section 3.02. NUMBER, QUALIFICATION AND TERM OF OFFICE. Until the first meeting of shareholders, the number of directors shall be the number named in the Articles of Incorporation or, if no such number is named therein, the number elected by the incorporator. Thereafter, the number of directors shall be established by resolution of the shareholders (subject to the authority of the Board of Directors to increase or decrease the number of directors as permitted by law). In the absence of such shareholder resolution, the number of directors shall be the number last fixed by the shareholders, the Board of Directors, the incorporator or the Articles of Incorporation. Directors need not be shareholders. Each of the directors shall hold office until the regular meeting of shareholders next held after such director's election and until such director's successor shall have been elected and shall qualify, or until the earlier death, resignation, removal, or disqualification of such director, provided; however, that no director shall be elected to a term in excess of five years.

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          Section 3.03.  BOARD MEETINGS. Meetings of the Board of Directors may
be held from time to time at such time and place within or without the State of Minnesota as may be designated in the notice of such meeting.

          Section 3.04. CALLING MEETINGS; NOTICE. Meetings of the Board of Directors may be called by the Chairman of the Board by giving at least twenty-four hours' notice, or by any other director by giving at least five days' notice, of the date, time and place thereof to each director by mail, telephone, telegram or in person.

          Section 3.05. WAIVER OF NOTICE. Notice of any meeting of the Board of Directors may be waived by any director either before, at, or after such meeting orally or in a writing signed by such director. A director, by his attendance at any meeting of the Board of Directors, shall be deemed to have waived notice of such meeting, except where the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

          Section 3.06. QUORUM. A majority of the directors holding office immediately prior to a meeting of the Board of Directors shall constitute a quorum for the transaction of business at such meeting.

          Section 3.07. ABSENT DIRECTORS. A director may give advance written consent or opposition to a proposal to be acted on at a meeting of the Board of Directors. If such director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

          Section 3.08. CONFERENCE COMMUNICATIONS. Any or all directors may participate in any meeting of the Board of Directors, or of any duly constituted committee thereof, by any means of communication through which the directors may simultaneously hear each other during such meeting. For the purposes of establishing a quorum and taking any action at the meeting, such directors participating pursuant to this Section 3.08 shall be deemed present in person at the meeting; and the place of the meeting shall be the place of origination of the conference telephone conversation or other comparable communication technique.

          Section 3.09. VACANCIES; NEWLY CREATED DIRECTORSHIPS. Vacancies in the Board of Directors of this corporation occurring by reason of death, or resignation, removal or disqualification shall be filled for the unexpired term by a majority of the remaining directors of the Board although less than a quorum; newly created directorships

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resulting from an increase in the authorized number of directors by action of the Board of Directors as permitted by Section 3.02 may be filled by a majority vote of the directors serving at the time of such increase; and each director elected pursuant to this Section 3.09 shall be a director until such director's successor is elected by the shareholders at their next regular or special meeting.

          Section 3.10. REMOVAL. Any or all of the directors may be removed from office at any time, with or without cause, by the affirmative vote of the shareholders holding a majority of the shares entitled to vote at an election of directors except, as otherwise provided by Minnesota Statutes Section 302A.223, as amended, when the shareholders have the right to cumulate their votes. A director named by the board of Directors to fill a vacancy may be removed from office at any time, with or without cause, by the affirmative vote of the remaining directors if the shareholders have not elected directors in the interim between the time of the appointment to fill such vacancy and the time of the removal. In the event that the entire Board or any one or more directors be so removed, new directors shall elected at the same meeting.

          Section 3.11. COMMITTEES. A resolution approved by the affirmative vote of a majority of the Board of Directors may establish committees having the authority of the board in the management of the business of the corporation to the extent provided in the resolution. A committee shall consist of one or more persons, who need not be directors, appointed by affirmative vote of a majority of the directors present. Committees are subject to the direction and control of, and vacancies in the membership thereof shall be filled by, the Board of Directors, except as provided by Minnesota Statutes Section 302A.243.

          A majority of the members of the committee present at a meeting is a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in a resolution approved by the affirmative vote of a majority of the directors present.

          Section 3.12. WRITTEN ACTION. Any action which might be taken at a meeting of the Board of Directors, or any duly constituted committee thereof, may be taken without a meeting if done in writing and signed by all of the directors or committee members, unless the Articles provide otherwise and the action need not be approved by the shareholders.

          Section 3.13. COMPENSATION. Directors who are not salaried officers of this corporation shall receive such fixed sum per meeting attended or such fixed annual sum as shall be determined, from time to time, by resolution of the Board of Directors. The Board of Directors may, by resolution, provide that all directors shall receive their expenses, if any, of attendance at meetings of the Board of Directors or any committee thereof. Nothing herein contained shall be construed to preclude any director from serving this corporation in any other capacity and receiving proper compensation therefor.

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                                   ARTICLE IV.
                                    OFFICERS

          Section 4.01. NUMBER. The officers of the corporation shall consist of a Chairman of the Board (if one is elected by the Board), the President, one or more Vice Presidents (if desired by the Board), a Treasurer, a Secretary (if one is elected by the Board) and such other officers and agents as may, from time to time, be elected by the Board of Directors. Any number of offices may be held by the same person.

          Section 4.02. ELECTION, TERM OF OFFICE AND QUALIFICATIONS. The Board of Directors shall elect or appoint, by resolution approved by the affirmative vote of a majority of the directors present, from within or without their number, the President, Treasurer and such other officers as may be deemed advisable, each of whom shall have the powers, rights, duties, responsibilities, and terms in office provided for in these Bylaws or a resolution of the Board of Directors not inconsistent therewith. The President and all other officers who may be directors shall continue to hold office until the election and qualification of their successors, notwithstanding an earlier termination of their directorship.

          Section 4.03. REMOVAL AND VACANCIES. Any officer may be removed from his office by the Board of Directors at any time, with or without cause. Such removal, however, shall be without prejudice to the contract rights of the person so removed. If there be a vacancy among the officers of the corporation by reason of death, resignation or otherwise, such vacancy shall be filled for the unexpired term by the Board of Directors.

          Section 4.04. CHAIRMAN OF THE BOARD. The Chairman of the Board, if one is elected, shall preside at all meetings of the shareholders and directors and shall have such other duties as may be prescribed, from time to time, by the Board of Directors.

          Section 4.05. PRESIDENT. The President shall be the chief executive officer and shall have general active management of the business of the corporation. In the absence of the Chairman of the Board, he shall preside at all meetings of the shareholders and directors. He shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute and deliver, in the name of the corporation, any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the corporation unless the authority to execute and deliver is required by law to be exercised by another person or is expressly delegated by the Articles or Bylaws or by the Board of Directors to some other officer or agent of the corporation. He shall maintain records of and, whenever necessary, certify all proceedings of the Board of Directors and the shareholders, and in general, shall perform all duties usually incident to the office of the President. He shall have such other duties as may, from time to time, be prescribed by the Board of Directors.

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          Section 4.06.  VICE PRESIDENT. Each Vice President, if one or more are elected, shall have such powers and shall perform such duties as prescribed by the Board of Directors or by the President. In the event of the absence or disability of the President, the Vice President(s) shall succeed to his power and duties in the order designated by the Board of Directors.

          Section 4.07. SECRETARY. The Secretary, if one is elected, shall be secretary of and shall attend all meetings of the shareholders and Board of Directors and shall record all proceedings of such meetings in the minute book of the corporation. He shall give proper notice of meetings of shareholders and directors. He shall perform such other duties as may, from time to time, be prescribed by the Board of Directors or by the President.

          Section 4.08. TREASURER. The Treasurer shall be the chief financial officer and shall keep accurate financial records for the corporation. He shall deposit all moneys, drafts and checks in the name of, and to the credit of, the corporation in such banks and depositaries as the Board of Directors shall, from time to time, designate. He shall have power to endorse, for deposit, all notes, checks and drafts received by the corporation. He shall disburse the funds of the corporation, as ordered by the Board of Directors, making proper vouchers therefor. He shall render to the President and the directors, whenever requested, an account of all his transactions as Treasurer and of the financial condition of the corporation, and shall perform such other duties as may, from time to time, be prescribed by the Board of Directors or by the President.

          Section 4.09. COMPENSATION. The officers of this corporation shall receive such compensation for their services as may be determined, from time to time, by resolution of the Board of Directors.

                                   ARTICLE V.
                            SHARES AND THEIR TRANSFER

          Section 5.01. CERTIFICATES FOR SHARES. All shares of the corporation shall be certificated shares. Every owner of shares of the corporation shall be entitled to a certificate, to be in such form as shall be prescribed by the Board of Directors, certifying the number of shares of the corporation owned by such shareholder. The certificates for such shares shall be numbered in the order in which they shall be issued and shall be signed, in the name of the corporation, by the President and by the Secretary or an Assistant Secretary or by such officers as the Board of Directors may designate. If the certificate is signed by a transfer agent or registrar, such signatures of the corporate officers may be by facsimile if authorized by the Board of Directors. Every certificate surrendered to the corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing

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certificate shall have been so cancelled, except in cases provided for in
Section 5.04.

          Section 5.02. ISSUANCE OF SHARES. The Board of Directors is authorized to cause to be issued shares of the corporation up to the full amount authorized by the Articles of Incorporation in such amounts as may be determined by the Board of Directors and as may be permitted by law. No shares shall be allotted except in consideration of cash or other property, tangible or intangible, received or to be received by the corporation under a written agreement, of services rendered or to be rendered to the corporation under a written agreement, or of an amount transferred from surplus to stated capital upon a share dividend. At the time of such allotment of shares, the Board of Directors making such allotments shall state by resolution, their determination of the fair value to the corporation in monetary terms of any consideration other than cash for which shares are allotted.

          Section 5.03. TRANSFER OF SHARES. Transfer of shares on the books of the corporation may be authorized only by the shareholder named in the certificate, or the shareholder's legal representative, or the shareholder's duly authorized attorney-in-fact, and upon surrender of the certificate or the certificates for such shares. The corporation may treat as the absolute owner of shares of the corporation, the person or persons in whose name shares are registered on the books of the corporation.

          Section 5.04. LOSS OF CERTIFICATES. Except as otherwise provided by Minnesota Statutes Section 302A.419, any shareholder claiming a certificate for shares to be lost, stolen, or destroyed shall make an affidavit of that fact in such form as the Board of Directors shall require and shall, if the Board of Directors so requires, give the corporation a bond of indemnity in form, in an amount, and with one or more sureties satisfactory to the Board of Directors, to indemnify the corporation against any claim which may be made against it on account of the reissue of such certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.

                                   ARTICLE VI.
                             DIVIDENDS, RECORD DATE

          Section 6.01. DIVIDENDS. Subject to the provisions of the Articles of Incorporation, of these Bylaws, and of law, the Board of Directors may declare dividends whenever, and in such amounts as, in its opinion, are deemed advisable.

          Section 6.02. RECORD DATE. Subject to any provisions of the Articles of Incorporation, the Board of Directors may fix a date not exceeding 100 days preceding the date fixed for the payment of any dividend as the record date for the determination of the shareholders

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entitled to receive payment of the dividend and, in such case, only shareholders of record on the date so fixed shall be entitled to receive payment of such dividend notwithstanding any transfer of shares on the books of the corporation after the record date. The Board of Directors may close the books of the corporation against the transfer of shares during the whole or any part of such period.

                                  ARTICLE VII.
                         BOOKS AND RECORDS, FISCAL YEAR

          Section 7.01. SHARE REGISTER. The Board of Directors of the corporation shall cause to be kept at its principal executive office, or at another place or places within the United States determined by the board:

          (1) a share register not more than one year old, containing the names and addresses of the shareholders and the number and classes of shares held by each shareholder; and

          (2) a record of the dates on which certificates or transaction statements representing shares were issued.

          Section 7.02. OTHER BOOKS AND RECORDS. The Board of Directors shall cause to be kept at its principal executive office, or, if its principal executive office is not in Minnesota, shall make available at its registered office within ten days after receipt by an officer of the corporation of a written demand for them made by a shareholder or other person authorized by Minnesota Statutes Section 302A-461, originals or copies of:

          (1) records of all proceedings of shareholders for the last three years;

          (2)  records of all proceedings of the board for the last three years;

          (3)  its articles and all amendments currently in effect;

          (4)  its bylaws and all amendments currently in effect;

          (5) financial statements required by Minnesota Statutes Section 302A.463 and the financial statements for the most recent interim period prepared in the course of the operation of the corporation for distribution to the shareholders or to a governmental agency as a matter of public record;

          (6) reports made to shareholders generally within the last three years;

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          (7)  a statement of the names and usual business addresses of its directors and principal officers;

          (8) any shareholder voting or control agreements of which the corporation is aware; and

          (8) such other records and books of account as shall be necessary and appropriate to the conduct of the corporate business.

          Section 7.03. FISCAL YEAR. The fiscal year of the corporation shall be determined by the Board of Directors.

                                  ARTICLE VIII.
                          LOANS, GUARANTEES, SURETYSHIP

          Section 8.01. The corporation may lend money to, guarantee an obligation of, become a surety for, or otherwise financially assist a person if the transaction, or a class of transactions to which the transaction belongs, is approved by the affirmative vote of a majority of the directors present, and:

          (1) is in the usual and regular course of business of the corporation;

          (2) is with, or for the benefit of, a related corporation, an organization in which the corporation has a financial interest, an organization with which the corporation has a business relationship, or an organization to which the corporation has the power to make donations;

          (3) is with, or for the benefit of, an officer or other employee of the corporation or a subsidiary, including an officer or employee who is a director of the corporation or a subsidiary, and may reasonably be expected, in the judgment of the board, to benefit the corporation; or

          (4) has been approved by the affirmative vote of the holders of two-thirds of the outstanding shares.

The loan, guarantee, surety contract or other financial assistance may be with or without interest, and may be unsecured, or may be secured in the manner as a majority of the directors approve, including, without limitation, a pledge of or other security interest in shares of the corporation. Nothing in this section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under a statute of the State of Minnesota.

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                                   ARTICLE IX.
                       INDEMNIFICATION OF CERTAIN PERSONS

          Section 9.01. The corporation shall indemnify such persons, for such expenses and liabilities, in such manner, under such circumstances, and to such extent as permitted by Minnesota Statutes Section 302A.521, as now enacted or hereafter amended.

                                   ARTICLE X.
                                   AMENDMENTS

          Section 10.01. These Bylaws may be amended or altered by a vote of the majority of the whole Board of Directors at any meeting, provided that notice of such proposed amendment shall have been given in the notice given to the directors of such meeting. Such authority in the Board of Directors is subject to the power of the shareholders to change or repeal such Bylaws by a majority vote of the shareholders present or represented at any regular or special meeting of shareholders called for such purpose, and the Board of Directors shall not make or alter any Bylaws fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the Board of Directors, or fixing the number of directors or their classifications, qualifications, or terms of office, except that the Board of Directors may adopt or amend any Bylaw to increase their number.

                                   ARTICLE XI.
                         SECURITIES OF OTHER CORPORATIONS

          Section 11.01. VOTING SECURITIES HELD BY THE CORPORATION. Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the corporation (a) to attend any meeting of security holders of other corporations in which the corporation may hold securities and to vote such securities on behalf of this corporation; (b) to execute any proxy for such meeting on behalf of the corporation; or (c) to execute a written action in lieu of a meeting of such other corporation on behalf of this corporation. At such meeting, the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the corporation possesses. The Board of Directors may, from time to time, grant such power and authority to one or more other persons and may remove such power and authority from the President upon any other person or persons.

          Section 11.02. PURCHASE AND SALE OF SECURITIES. Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the corporation to purchase, sell, transfer or encumber any and all securities of any other corporation owned by the corporation, and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer or encumbrance. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

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                                  ARTICLE XII.
                      RESTRICTIONS UPON TRANSFER OF SHARES

          Section 12.01. Each holder of a common share or shares (hereinafter referred to as "shares") of the corporation, upon acquiring the same in any manner, thereby and hereby gives and grants, upon the terms and conditions herein stated, to the corporation and to its shareholders an irrevocable right and option to purchase the share or shares so acquired by such holder.

          Section 12.02. Such irrevocable right and option shall be exercisable as hereinafter provided upon the occurrence of any one or more of the following events (hereinafter referred to as "Purchase Events"):

          A. the death of any shareholder, except as provided below;

          B. the appointment by a court of competent jurisdiction or otherwise of a receiver, a trustee, or assignee of any shareholder of his property;

          C. the voluntary application of any shareholder for relief under any act of congress or any of the laws of the several states, now or hereinafter enacted, providing for the relief of debtors;

          D. the expiration of thirty (30) days immediately following the date upon which a judgment entered in a court of record against any shareholder becomes final, provided such judgment remains unsatisfied;

          E. the institution of a levy, garnishment of attachment involving the shares of any shareholder;

          F. the expressed desire of any shareholder to sell, assign, pledge, transfer, or otherwise dispose of or encumber any share or shares of the corporation owned by him.

               Any shareholder may, notwithstanding the provisions of Section 12.02, transfer or dispose of his shares by testamentary disposition, or by virtue of the laws of descent in case of intestacy to his or her spouse, or to a trustee for the benefit of his or her spouse, without giving rise to the foregoing purchase option; but the shares so transferred shall continue, in the hands of such beneficiary or distributee, to be subject to the provisions of this Article XII as to any supervening transaction, with the same effect as if such shares were still owned and held by the decedent. However, if by bequest or distribution, any shares pass or are ordered or decreed by any Court of Probate jurisdiction to anyone except the shareholder's spouse, the corporation and its shareholders shall have the right and option to purchase the same for a sum equal to the value of such shares as calculated according to Section 12.03(F).

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          Section 12.03. Such irrevocable right and option shall be exercisable upon the occurrence of any one or more Purchase Events in the following manner and upon the following terms (provided that nothing herein shall prohibit the exercise of this option where a Purchase Event has occurred but no notice of a Purchase Event has been served as provided below):

               A. Upon the happening of any Purchase Event and before any sale, assignment, pledge, transfer or other disposition or encumbrance of any share or shares of the corporation may be made, written notice of the occurrence of said Purchase Event shall be given by or on behalf of the holder or holders of said share or shares by registered mail to the corporation at its then principal place of business, which notice shall specify the number of shares affected by the Purchase Event, the certificate or certificates evidencing the same and the Purchase Event.

               B. The corporation shall have, within the thirty (30) days next following the receipt by it of such notice of Purchase Event (hereinafter referred to as the "First Purchase Period"), an option to purchase all or any part of the share or shares referred to in said notice from the holder or holders thereof at the price per share and upon the terms hereinafter stated.

               C. If the corporation fails to exercise its option with respect to any or all of the shares referred to in said notice of Purchase Event, each of the shareholders of the corporation, except the shareholder giving said notice, shall have the option to purchase, at the price per share and upon the terms and conditions hereinafter stated, his pro rata share of the shares specified in said notice which the corporation does not purchase (calculated to the nearest full share), which option shall continue for a period of thirty (30) days next following the expiration of the First Purchase Period (hereinafter referred to as the ("Second Purchase Period"). The Board of Directors shall calculate the number of shares (to the nearest full share) which each of the shareholders shall be entitled to purchase and the purchase price per share as hereinafter determined, and shall give written notice on or before the expiration of said First Purchase Period to each of the shareholders of the corporation at his address, as the same then appears on the books and records of the corporation, setting forth: (a) that a notice of Purchase Event has been received from a shareholder, naming him; (b) the number of shares referred to in such notice of Purchase Event; (c) the number of shares, if any, to be purchased by the corporation from said shareholder as a result of such notice of Purchase Event; (d) the number of shares which each shareholder shall be entitled to purchase pursuant to this option; (e) the purchase price per share; and (f) the date on which the option to purchase such shares must be exercised, which date shall be five (5) days prior to the expiration of said Second Purchase Period. On or before the date specified in such notice to shareholders as the expiration date for the exercise of their option to purchase such shares, each shareholder desiring to purchase any

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such shares, shall give written notice thereof by registered mail to the corporation at its then principal place of business specifying the number of shares which the shareholder is willing to purchase, which number may be the same as or more or less than the number of shares which is offered to such shareholder pursuant to said notice. The difference between the number of shares offered each shareholder and the number which he has given notice that he desires to purchase shall be referred to as "under-subscribed shares" or "over-subscribed shares" as the case may be. Under-Subscribed shares shall be allotted among those shareholders who give notice of a desire to purchase under-subscribed shares in an amount equal to the proportion which the over-subscription of each over-subscribing shareholders bears to the total subscriptions.

               D. Not less than five (5) days prior to the expiration of said Second Purchase Period, each shareholder who desires to exercise this option shall deliver to the corporation the purchase price, determined as hereinafter provided with respect to the share or shares allotted to him pursuant to this option. The sum so received shall be held by the corporation in trust to be paid to the shareholder giving such notice of Purchase Event, or his legal representative, upon receipt of a certificate or certificates, duly endorsed in blank and with signature duly guaranteed.

               E. On or before the date for exercise of this option, the corporation shall notify the shareholder or person who gave such notice of Purchase Event at his address, as the same then appears upon the books and records of the corporation, that this option has been exercised, and the name and address of the person or persons exercising the same. Within twenty-four
(24) hours of the receipt thereof, the holder of said shares or his legal representative shall deliver the certificate of certificates evidencing the same to the corporation at its then principal place of business, duly endorsed in blank and with signature duly guaranteed, upon delivery to said holder or his legal representative of the purchase price, determined as hereinafter provided, for the shares so delivered.

               F. The amount to be paid per share for any and all shares purchased pursuant to this option, shall be the book value per share, at the close of the most recent month preceding the occurence of the Purchase Event, as determined by any independent certified public accountant, who may be the one who regularly examines the financial statements of the corporation, selected by the Board of Directors; provided, however, that if the corporation shall have had made by an independent appraiser selected by the accountant an appraisal of any of its physical assets and such appraisal shall have been accepted by the Board of Directors of the corporation as fairly representing the value of such assets, the value of the physical assets covered by such appraisal shall be not the book value thereof but rather the value thereof set forth in such appraisal.

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               G. The purchase price shall be paid by each purchaser issuing a down payment of one-fifth (1/5th) of that portion of the purchase price for which he is responsible and by giving a note for the balance payable to the seller in four (4) equal annual installments without interest, the first of which shall be due one (1) year after the down payment was made.

               H. Nothing contained herein shall be construed to obligate this corporation to pay to the shareholder giving such notice of Purchase Event, or any one claiming under or through him, any part of the purchase price payable by a shareholder exercising this option except to the extent that the same is received from such a shareholder.

               I. In the event the corporation and the shareholders of the corporation do not purchase all of the shares covered by a notice of Purchase Event, the person giving the same may sell, assign, transfer, pledge, or otherwise dispose of the balance of such shares, free and clear of the terms and conditions hereof at any time within sixty (60) days following the expiration of the Second Purchase Period, but each person acquiring any of such shares shall acquire the same subject to all the terms and conditions of this Article XII. After the expiration of such sixty (60) day period, any shares not disposed of by the person giving such notice of Purchase Event shall again become subject to all the terms and conditions of this Article XII.

          Section 12.04. No sale, assignment, pledge, transfer, or other disposition or encumbrance of any shares of the corporation, whether voluntary or involuntary, by operation of law or otherwise, shall be valid for any purpose whatsoever without first complying with the terms and conditions of this Bylaw, and any attempt thereat shall be null and void. Any and all claims, liens or interests, now or hereafter secured or imposed by legal action or otherwise, in, to, or upon the shares of the corporation by any creditor or creditors of the holder thereof shall be subject to and limited by all of the terms and conditions hereof.

          Section 12.05. Each certificate representing a share or shares of the corporation shall contain on the face thereof the following notice:

               "Any sale, assignment, transfer, pledge, or other disposition of the shares evidenced by this certificate, whether voluntary or involuntary, is subject to restrictions by virtue of any option to purchase said shares vested in the corporation and in the holders of its shares, all as set forth in the Bylaws of the corporation and to all of which the holder by acceptance hereof assents."

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